THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (B) IF SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT (AS DEFINED BELOW). NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THIS NOTE, NO PAYMENT ON ACCOUNT OF ANY OBLIGATION ARISING FROM OR IN CONNECTION WITH THIS NOTE OR ANY RELATED AGREEMENT SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF THE SUBORDINATION AGREEMENT.
THIS NOTE CONTAINS ORIGINAL ISSUE DISCOUNT, AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PLEASE CONTACT GRAHAM G. MIAO, CHIEF FINANCIAL OFFICER OF PDI, AT PHONE NUMBER 862-207-7824 FOR THE ISSUE DATE OF THE NOTE, THE ORIGINAL ISSUE DISCOUNT IN THE NOTE AND THE YIELD TO MATURITY.
PDI, INC.
NON-NEGOTIABLE SUBORDINATED Secured PROMISSORY NOTE

$11,000,000	October 31, 2014
FOR VALUE RECEIVED, PDI, Inc., a Delaware corporation (“PDI”) and Interpace Diagnostics, LLC, a Delaware limited liability company (the “Parent,” and together with PDI, the “PDI Parties”), hereby jointly and severally, promise to pay to REDPATH EQUITYHOLDER REPRESENTATIVE, LLC, a Delaware limited liability company (“Payee”), for distribution to the Equityholders pursuant to the Initial Payment Allocation Schedule delivered pursuant to the Merger Agreement (as defined below), the principal amount of Eleven Million Dollars ($11,000,000) (the “Principal Amount”), together with interest after an event of default as provided for below. Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).
1.Note. This Non-Negotiable Subordinated Secured Promissory Note (this “Note”) is issued pursuant to that certain Agreement and Plan of Merger dated October 31, 2014 by and among PDI, Interpace Diagnostics, LLC, a Delaware limited liability company, RedPath Integrated Pathology, Inc., a Delaware corporation, RedPath Acquisition Sub, Inc., a Delaware corporation, and Payee, solely in its capacity as Equityholder Representative (the “Merger Agreement).

2.    Interest. Prior to the occurrence of an Event of Default, the outstanding Principal Amount of this Note shall not accrue interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding Principal Amount of this Note shall bear interest at the per annum rate of five percent (5%), which interest shall be computed on the outstanding Principal Amount. The interest due, if any, on the outstanding Principal Amount shall be computed based on a three-hundred sixty (360) day year.

3.    Term. The term of this Note shall commence on the date hereof and continue until July 1, 2018, at which time any outstanding Principal Amount, together with interest computed under Section 2 herein, if any, shall be due and payable in full.

4.    Payments. Subject to Section 8 of this Note, PDI shall make eight (8) consecutive quarterly payments of principal, each equal to One Million Three Hundred Seventy Five Thousand Dollars ($1,375,000) together with accrued and unpaid interest thereon as computed under Section 2 herein, if any, with the first payment of principal and interest, if any, due October 1, 2016.

5.    Method of Payments. PDI shall make or cause to be made all payments to be made pursuant to this Note in lawful money of the United State of America by company check, cashier’s check or wire transfer of immediately available funds. If any payment date shall fall on a date which is not a Business Day, payment may be made on the next succeeding Business Day.

6.    Prepayments. PDI may voluntarily prepay this Note, in whole or in part, at any time, and from time to time, without penalty or premium of any kind provided that any prepayment complies with the Subordination Agreement.

7.    Security. This Note is and shall be secured in accordance with the terms of the Security Documents.

8.    Subordination. PDI’s obligations under this Note shall be subject to the terms of that certain Subordination and Intercreditor Agreement dated October 31, 2014 by and among SWK Funding LLC (“SWK”), the PDI Parties and Payee (together with any amendments, restatements or modifications thereof, the “Subordination Agreement”). In the event that any payment required to be paid under this Note is blocked in accordance with the terms of the Subordination Agreement, such amounts shall be due and payable on the date that is the earlier of (a) ten (10) Business Days after the date on which the entire balance thereof can be paid in accordance with the restrictions of any applicable Subordination Agreement, and (b) an Event of Default under Section 9 below.

9.    Costs and Expenses. In addition to the Principal Amount and interest due hereunder, Payee shall be entitled to recover, and PDI hereby unconditionally agrees to be liable to Payee for, all costs and expenses incurred by Payee in enforcing its rights or remedies under this Note or the Security Documents, including reasonable attorneys’ fees, and such amounts shall be added to and considered part of the indebtedness due under this Note.

10.    Events of Default. The occurrence of one or more of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

(a)    the PDI Parties shall fail to make any payment of principal due to Payee under this Note within ten (10) Business Days after the date such payment is due, except if and to the extent such payment is prohibited pursuant to the applicable Subordination Agreement.

(b)    Any of the PDI Parties: (i) is adjudicated insolvent or bankrupt; (ii) suffers the appointment of a custodian, receiver or trustee for it or substantially all of its property and if appointed without its consent, not be discharged within sixty (60) days; (iii) makes an assignment for the benefit of creditors generally; (iv) suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it, and such proceeding is not dismissed or stayed within sixty (60) days; (v) becomes a debtor under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by any of the PDI Parties; or (vi) becomes a debtor under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors, if such proceeding is instituted or commenced against any of the PDI Parties, and such proceeding is not dismissed or stayed within sixty (60) days.
(c)    The violation of any term, covenant or condition of the Security Documents or Section 3.1 of the Subordination Agreement and such failure shall not be remedied within the cure period, if any, provided therein.
(d)    The occurrence of any “Event of Default” as defined under any of the Security Documents, which Event of Default shall not be remedied within the cure period, if any, provided therein.
(e)    Any guarantor revokes or terminates, attempts to revoke or terminate or fails to perform its obligations under, its guaranty of this Note.
(f)    The occurrence and continuance of (i) an Event of Default under that certain Credit Agreement among the PDI Parties, SWK and the lenders party thereto dated as of October 31, 2014, (the “Senior Credit Agreement”), or (ii) any “Event of Default” as defined under any loan agreement, note or other documents or agreements governing a revolving line of credit made available to the PDI Parties, or any of them, in accordance with Section 10.21 of the Senior Credit Agreement.
11.    Remedies. Subject to the Subordination Agreement, upon the occurrence of any Event of Default, (i) the entire principal amount outstanding hereunder together with interest and all amounts owing under this Note and any of the Security Documents shall, at the option of Payee, become immediately due and payable immediately, and (ii) the Payee may exercise any right or remedy which it has under the Security Documents or otherwise available at law or in equity or by statute and all of Payee’s rights and remedies shall be cumulative. If an Event of Default shall occur and to the extent not prohibited by the Subordination Agreement, Payee shall have the right, in addition to all other rights and remedies available to it, without notice to PDI, to set off against and apply to the then unpaid balance of this Note and all other obligations of PDI hereunder or any of the Security Documents any debt owing to PDI by Payee. Such right shall exist whether or not Payee shall have made any demand under this Note or the Security Documents, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any collateral or guaranty or any right or remedy available to Payee.

12.    Withholding. PDI shall be entitled to deduct and withhold from any amounts payable hereunder such amounts as it is required to deduct and withhold under applicable law. To the extent that amounts are so withheld by PDI, such withheld amounts shall be treated for all purposes of hereunder as having been paid to the Payee.

13.    Waivers; Amendments. PDI hereby waives presentment, demand, protest and notice of any kind, other than any notice expressly required by this Note. No failure or delay on the part of Payee in exercising any right, power, privilege or remedy hereunder or under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided for herein and in this Note are cumulative and are not exclusive of any remedies that may be available to Payee at law or in equity or otherwise. This Note may not be amended except in a writing, signed by PDI and Payee.

14.    Non-Negotiable Instrument. It is the express intent of PDI and Payee that this Note is not a negotiable instrument and may not be assigned by either party without the prior written consent of the other, which consent will not be unreasonably withheld.

15.    Submission to Jurisdiction; Consent to Service of Process. The PDI Parties irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Note and the PDI Partieshereby irrevocably agree that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The PDI Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The PDI Parties agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The PDI Partieshereby consent to process being served by any party to this Note in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 17.

16.    WAIVER OF JURY TRIAL. THE PDI PARTIESHEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR THE SECURITY DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS NOTE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PDI PARTIESHEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PAYEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.

17.    Notices. All notices and other communications under this Note shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Payee, to:
Radnor Financial Center
555 E. Lancaster Avenue, Suite 520
Radnor, Pennsylvania 19087
Facsimile: 610.567.2388
Attention: Brian Murphy

With a copy, which shall not constitute notice, to:
Buchanan Ingersoll & Rooney, PC
301 Grant Street, 20th Floor
Pittsburgh, Pennsylvania 15219
Facsimile: 412.562.1041
Attention: Craig S. Heryford, Esq.

If to PDI, to:
PDI, Inc.
Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
Facsimile: 862.207.7899
Attention: Graham G. Miao

With a copy, which shall not constitute notice, to:
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Facsimile: 866.422.3671
Attention: Steven J. Abrams, Esq. and John P. Duke, Esq.

18.    Severability. If any term or other provision of this Note is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of this Note is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, this Note shall be interpreted so as to effect the original intent of the parties as closely as possible.

19.    Successors and Assigns. This Note shall inure to the benefit of Payee and its successors and assigns and shall bind the PDI Parties, and their successors and permitted assigns. The word “Payee” and whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

20.    Rules of Construction. Any reference in this Note to $ shall mean U.S. dollars. Any reference in this Note to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Note. All references in this Note to any “Section” are to the corresponding Section of this Note unless otherwise specified. The words such as “herein,” “hereof,” and “hereunder” refer to this Note as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, each of the undersigned has caused this Non-Negotiable Subordinated Secured Promissory Note to be duly executed as of the date first written above.

PDI, INC.
By:      /s/ Nancy Lurker
Name: Nancy Lurker
Title: Chief Executive Officer

INTERPACE DIAGNOSTICS, LLC
By:    /s/ Nancy Lurker
Name: Nancy Lurker
Title: Chief Executive Officer

Signature page to Subordinated Note